FORM OF FOURTH MODIFICATION AGREEMENT

(New Terms)

This Fourth Modification Agreement (the “Agreement”), dated as of                          for reference purposes only, is made by and between Greenhill & Co. Inc., a Delaware corporation (“Borrower”), and First Republic Bank, a division of Merrill Lynch Bank & Trust Co., FSB (the “Lender”), with reference to the following facts:

A. The Lender has previously made a loan (the “Loan”) to Borrower in the total principal amount of Seventy-Five Million and 00/100 Dollars ($75,000,000.00).

B. The Loan arises out of that certain Loan Agreement, dated January 31, 2006, executed by Borrower and Lender, as modified pursuant to that certain first modification agreement dated as of August 1, 2006, that certain second modification agreement dated as of March 14, 2007, and that certain third modification agreement dated as of May 2, 2007 (as modified, including pursuant to this Agreement, the “Loan Agreement”). All terms with an initial capital letter that are used but not defined in this Agreement shall have the respective meanings given to such terms in the Loan Agreement. The Loan is evidenced by that certain promissory note dated January 31, 2006 (the “January 2006 Note”), as restated by that certain amended and restated promissory note dated August 1, 2006 (the “August 2006 Note”), that certain amended and restated promissory note dated as of March 14, 2007 (the “March 2007 Note”), and that certain amended and restated promissory note dated as of May 2, 2007 (the “May 2007 Note”). The January 2006 Note, the August 2006 Note, the March 2007 Note and the May 2007 Note, are collectively referred to as the “Original Note.”

C. Borrower has requested that the Lender further modify certain of the Loan Documents on the terms and conditions of this Agreement, and the Lender is willing to do so.

THEREFORE, for valuable consideration, the Lender and Borrower agree as follows:

1. Modification of Loan Documents.

1.1 Principal Amount of the Loan. Effective with this Agreement, the principal amount of the Loan is hereby increased by Fifteen Million and 00/100 Dollars ($15,000,000.00) from the total amount of Seventy-Five Million and 00/100 Dollars ($75,000,000.00) to a total of Ninety Million and 00/100 Dollars ($90,000,000.00) (the “Maximum Loan Amount”).

1.2 Letter of Credit Sublimit. The Maximum Loan Amount shall continue to include the existing sublimit for a standby letter of credit in the sum of Four Hundred Seventy-Five Thousand, Forty-Four and 80/100 Dollars ($475,044.80) as set forth in Section 9 and 10 of the Loan Agreement.

1.3 Interest Rate. From the Existing Maturity Date until the New Maturity Date, interest on the unpaid principal balance of the Note shall accrue at the following interest rate or interest rates, subject to the terms of the Loan Documents: Refer to the Amended and Restated Promissory Note dated December 13, 2007, which supersedes and replaces the Promissory Note dated January 31, 2006, modified as of August 1, 2006, March 14, 2007 and May 2, 2007.

1.4 Payment of Principal and Interest. From and after the Existing Maturity Date to the New Maturity Date, principal and interest shall be payable as follows: No change.

1.5 Payment on Maturity Date. The entire unpaid principal balance of the Note and all accrued and unpaid interest thereon shall be due and payable on: June 30, 2009.

1.6 Other Modifications. The Loan Documents are further modified in the following respects:

(a) The amount on Section 2.1(a) of the Loan Agreement is hereby increased from Seventy-Five Million and 00/100 Dollars ($75,000,000.00) to Ninety Million and 00/100 Dollars ($90,000,000.00).”

(b) Both references to the date on Section 2.1(b) of the Loan Agreement are hereby replaced from August 1, 2008 to June 30, 2009.”

(c) The following are hereby added as Sections 8.3 and 8.4, respectively, to Exhibit A of the Loan Agreement:

“8.3. Liquidity. At all times, Borrower shall maintain Liquidity of not less than an amount equal to fifty percent (50%) of the Maximum Loan Amount. “Liquidity” shall mean the aggregate amount of Borrower’s unencumbered cash and unencumbered cash equivalents or any Liquid Assets.

8.4 Maintenance of Deposit Accounts. Borrower shall cause each of Greenhill Capital Partners, LLC and Greenhill Venture Partners, LLC to maintain a deposit account with Lender.”

(d) Additional Collateral. Borrower shall arrange for the delivery to Lender concurrently herewith of a Third Party Security Agreement, duly executed by Greenhill Venture Partners, LLC, granting Lender a valid, first priority lien on all collateral described therein. Such Third Party Security Agreement shall be in form and substance acceptable to Lender.

2. Execution of Amended and Restated Note. Concurrent with execution of this Agreement, Borrower shall execute the Promissory Note (Amended and Restated) dated December 13, 2007 and shall surrender the May 2007 Note. All references to the “Note” shall refer to Promissory Note (Amended and Restated) dated December 13, 2007, which shall supersede and replace the May 2007 Note.

3. Representations and Warranties. As a material inducement to the Lender’s execution of this Agreement, Borrower makes the following warranties and representations to the Lender:

3.1 Authority. Borrower has the full power and authority to enter into and perform all of its obligations under this Agreement, and this Agreement, when executed by the Persons signing this Agreement on behalf of Borrower, shall constitute a legal, valid and binding obligation of Borrower’s, enforceable in accordance with its terms. The Persons executing this Agreement on behalf of Borrower have been duly authorized to execute this Agreement by all requisite action on the part of Borrower.

3.2 Financial Statements. All statements respecting the financial condition of Borrower, any Guarantors, and any other Persons which have been furnished to the Lender (a) are accurate and complete in all respects as of the dates appearing thereon; (b) present fairly the financial condition and results of operations of the Person to whom the statement applies as of the date and for the period shown on such statement; and (c) disclose all suits, actions, proceedings and material contingent liabilities affecting the Person to whom the financial statement applies.

3.3 Other Encumbrances. There are no encumbrances or liens affecting all or part of the Collateral, except for the liens and security interests in favor of the Lender and the Permitted Liens.

4. No Modification of Loan Documents. Nothing contained in this Agreement shall be construed to obligate the Lender to extend the time for payment of the Note or otherwise modify any of the Loan Documents in any respect, except as expressly set forth in this Agreement.

5. No Waiver. No waiver by the Lender of any of its rights or remedies in connection with the Loan shall be effective unless such waiver is in writing and signed by the Lender. The Lender’s rights and remedies under this Agreement are cumulative with and in addition to any and all other legal and equitable rights and remedies which the Lender may have in connection with the Loan.

6. Entire Agreement. This Agreement and the other Loan Documents contain the entire agreement and understanding among the parties concerning the matters covered by this Agreement and the other Loan Documents and supersede all prior and contemporaneous agreements, statements, understandings, terms, conditions, negotiations, representations and warranties, whether written or oral, made by the Lender or Borrower concerning the matters covered by this Agreement and the other Loan Documents.

7. Modifications. This Agreement may be modified only by a written agreement signed by Borrower and the Lender.

8. Descriptive Headings; Interpretation. The headings to sections of this Agreement are for convenient reference only and shall not be used in interpreting this Agreement. For purposes of this Agreement, the term “including” shall be deemed to mean “including without limitation.”

9. Indemnification. Borrower shall indemnify and hold the Lender and its officers, directors, agents, employees, representatives, shareholders, affiliates, participating lenders, successors and assigns harmless from and against any and all claims, demands, damages, liabilities actions, causes of action, lawsuits, costs and expenses, including attorneys’ fees and costs, directly or indirectly arising out of or relating to any commission or brokerage fee or charge claimed to be due or owing to any person or entity in connection with the transactions contemplated by this Agreement as a result of any act or agreement made by the Borrower.

10. No Third Party Beneficiaries. This Agreement is entered into for the sole benefit of the Lender and Borrower, and no other party shall have any right of action under this Agreement.

11. NO CLAIMS. BORROWER ACKNOWLEDGES AND AGREES THAT (A) IT HAS NO OFFSETS OR DEDUCTIONS OF ANY KIND AGAINST ANY OR ALL OF THE OBLIGATIONS; AND (B) IT HAS NO DEFENSES OR OTHER CLAIMS OR CAUSES OF ACTION OF ANY KIND AGAINST THE LENDER IN CONNECTION WITH THE LOAN OR THE COLLATERAL.

12. Fees.

12.1 Borrower shall pay to the Lender, upon execution of this Agreement, a commitment fee of $           and a documentation fee of $           totaling $           , which fees shall be debited from Borrower’s account number                       held with Lender.

12.2 Upon the Lender’s request, Borrower shall pay to the Lender all costs, charges, and expenses paid or incurred by the Lender in connection with the preparation of this Agreement and the transactions contemplated hereby, including reasonable attorneys’ fees and costs, filing fees, recording charges, and document preparation fees.

13. Attorneys’ Fees. Borrower shall pay all costs and expenses, including attorneys’ fees and costs, incurred by the Lender in enforcing any of the terms of this Agreement or the other Loan Documents, whether or not any legal proceedings are instituted by the Lender. Without limiting the generality of the immediately preceding sentence, upon the Lender’s demand, Borrower shall reimburse the Lender for all costs and expenses, including attorneys’ fees and costs, which are incurred by the Lender in connection with any action by the Lender for relief from the automatic stay arising under Bankruptcy Code Section 362(a), 11 U.S.C. §362(a).

14. Continuing Effect of Documents. The Note and other Loan Documents, as modified by this Agreement, shall remain in full force and effect in accordance with their terms and are affirmed by Borrower.

15. Time of the Essence. Time is of the essence with respect to each provision of this Agreement.

16. Counterparts; Successors. This Agreement may be executed in counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns.

17. REVIEW BY BORROWER WITH INDEPENDENT COUNSEL. BORROWER ACKNOWLEDGES AND AGREES THAT (A) IT HAS CAREFULLY READ ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND THE DOCUMENTS CONTEMPLATED BY THIS AGREEMENT AND UNDERSTANDS SUCH TERMS AND CONDITIONS, AND (B) IT HAS ENTERED INTO THIS AGREEMENT FREELY AND VOLUNTARILY, AFTER HAVING CONSULTED WITH ITS INDEPENDENT LEGAL COUNSEL OR AFTER HAVING HAD AN OPPORTUNITY TO CONSULT WITH ITS INDEPENDENT LEGAL COUNSEL.

[Signatures on following page.]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

BORROWER:

Greenhill & Co., Inc.
a Delaware corporation

By:
Name:
Its:

LENDER:

First Republic Bank
a division of Merrill Lynch Bank & Trust Co., FSB

By:
Name:
Its: